UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2008

ACROPOLIS PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-144202	27-0141061
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4923-Natural Gas Transmission & Distribution	0001402159
(Standard Industrial	(Central Index Key)
Classification)

West Side, Public Transportation Gas Filling Center,
Angang Avenue-Middle Part, Yindu District,
Anyang, Henan Province,
Postal code: 455000
The People’s Republic of China
(Address of principal executive offices, including zip code)

86-372-3166864
(Registrant’s telephone number, including area code)

Copy of Communication to:
Bernard & Yam, LLP
Attention: Bin Zhou, Esq.
401 Broadway Suite 1708
New York, NY 10013

Suite 341 - 2620 South Maryland Parkway
Las Vegas, Nevada 89125-0541
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On this Form 8-K current report, the registrant, Acropolis Precious Metals, Inc, is hereinafter referred as "we", or "Company", or "AOPM".

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 30, 2008, our board of directors approved a change in our fiscal year from a fiscal year ending on January 31 to a fiscal year ending on December 31. The change in our fiscal year takes effect on June 30, 2008 and, therefore, there is no transition period in connection with this change of fiscal year end.

Item 8.01.     Other Events

Change of Business

Effective June 30, 2008, we ceased all the exploration and mining business operations we previously engaged in. Our new main businesses are: retail sales and wholesale of compressed natural gas ("CNG") and liquefied petroleum gas ("LPG"), construction and operation of CNG and LPG filling stations.

Change of Principal Place of Business

Effective June 30, 2008, the address of our principal place of business is:

West Side, Public Transportation Gas Filling Center,
Angang Avenue-Middle Part, Yindu District,
Anyang, Henan Province,
Postal code: 455000
The People’s Republic of China

Telephone number of the new principal place of business: 86-372-3166864

Fax number of the new principal place of business: 86-372-3166864

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2008	ACROPOLIS PRECIOUS METALS, INC.

/s/Wei Wang
Wei Wang
Chief Executive Officer, Chairman of the Board